Exhibit 99.1

Web.com Reports Record Second Quarter 2012 Financial Results

•	Second quarter revenue and profitability exceed high end of guidance
•	Number of net new subscribers accelerates to 14,000
•	Average Revenue Per User increased by $0.19 in 2Q, to $13.34
•	Customer attrition remains at record low level

JACKSONVILLE, FL – July 31, 2012 – Web.com Group, Inc. (NASDAQ: WWWW), a leading provider of internet services and online marketing solutions for small- and medium-sized businesses, today announced results for the second quarter ended June 30, 2012.

"Web.com’s growing business momentum led to revenue and profitability that exceeded the high end of our second quarter guidance," said David Brown, Chairman and CEO of Web.com. “We built upon last quarter’s return to positive net customer growth by adding 14,000 net new subscribers in the second quarter, while improving average revenue per user (ARPU) to $13.34. We continue to see the positive effects of stabilizing and improving our domain registry business, combined with the continued solid growth of our broad suite of online marketing solutions designed for small business users.”

Brown added, “During the second quarter, Web.com generated a record adjusted EBITDA margin of 29%, which was a primary contributor to our strong and growing cash flow. We are ahead of schedule with respect to using our cash flow to pay down our debt and remain focused on rapidly de-leveraging the company’s balance sheet. Our better-than-expected profitability has also provided increased resources for Web.com to invest in initiatives designed to continue accelerating revenue growth. We believe it is clear that our strategy is working and we are in the early stages of benefitting from a combination of growing subscribers, increasing ARPU and customer retention levels that are at an all-time high.”

Summary of Second Quarter 2012 Financial Results:

•	Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $98.9 million for the second quarter of 2012, compared to $42.2 million for the second quarter of 2011. Non-GAAP revenue, which adds back the impact of the fair value adjustment to acquired deferred revenue, was $121.7 million for the second quarter of 2012, above the company’s guidance range of $119.0 million to $121.0 million.

•	Operating loss, calculated in accordance with GAAP, was $11.2 million for the second quarter of 2012 and included a $23.4 million negative impact related to the fair value adjustment to acquired deferred revenue and deferred expense, and $0.8 million of restructuring charges and corporate development expenses. For the second quarter of 2011, the company reported a GAAP operating loss of $0.6 million, which included a $4.0 million negative impact from the fair value adjustment to acquired deferred revenue and deferred expense.

•	GAAP net loss from continuing operations was $19.1 million, or ($0.41) per diluted share, for the second quarter of 2012, and included the above mentioned impact related to the fair value adjustment to acquired deferred revenue and deferred expense, restructuring charges and corporate development expenses, and an income tax benefit of $4.2 million. GAAP net loss from continuing operations was $2.0 million, or ($0.07) per diluted share, in the second quarter of 2011.

•	Non-GAAP operating income was $33.7 million for the second quarter of 2012, compared to $9.1 million for the second quarter of 2011 and representing a record non-GAAP operating margin of 28%.

•	Non-GAAP net income from continuing operations was $19.1 million for the second quarter of 2012, or $0.38 per diluted share, above the company’s guidance of $17.5 million to $18.5 million, or $0.35 to $0.37 per diluted share. The Company had non-GAAP net income of $8.1 million, or $0.26 per diluted share, for the second quarter of 2011.

•	Adjusted EBITDA was $35.7 million for the second quarter of 2012, compared to $10.0 million for the second quarter of 2011 and representing a record 29% adjusted EBITDA margin.

•	The Company generated cash from operations of $16.4 million for the second quarter of 2012 and $18.7 million excluding the pay down of accrued restructuring expenses and certain expenses associated with the recent acquisitions. This compared to $5.3 million and $6.0 million, excluding the pay down of accrued restructuring expenses, assumed compensation liability and expenses associated with the Register.com acquisition, respectively, for the second quarter of 2011.

Second Quarter and Recent Business Highlights:

•	Web.com’s total net subscribers were 2,973,000 at the end of the second quarter of 2012, up 14,000 from the end of the first quarter.

•	Web.com’s average revenue per user (ARPU) was $13.34 for the second quarter of 2012, representing a $0.19 increase from ARPU of $13.15 for the first quarter of 2012.

•	Customer churn was approximately 1% for the second quarter of 2012, consistent with the previous record low level after including the contribution from Network Solutions.

•	Web.com reduced its debt balance by $16.5 million during the quarter. Since announcing the acquisition of Network Solutions, Web.com has already reduced its debt balance by $46.0 million as of the end of the second quarter. The Company intends to continue using its strong cash flow to reduce its debt balance.

•	Web.com announced a 10-year agreement with the PGA TOUR to become the umbrella sponsor of the newly named Web.com Tour. This sponsorship directly supports the Company’s stated goal of using its newly-acquired scale to build greater name recognition and positive brand awareness.

Conference Call Information

Management will host a conference call today, July 31, 2012, at 5:00 p.m. (Eastern Time), to discuss Web.com’s second quarter financial results and other matters related to the Company’s business and forward looking guidance on selected financial metrics. A live webcast of the call will be available at the “Investor Relations” page of Web.com’s website, http://ir.web.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 396902. A replay of the webcast will also be available for a limited time at http://ir.web.com.

About Web.com

Web.com Group, Inc. (Nasdaq:WWWW) is a leading provider of internet services and online marketing solutions for small- and medium-sized businesses (SMB’s). Web.com meets the needs of SMBs anywhere along their lifecycle by offering a full range of online services and support, including domain name registration services, website design, logo design, search engine optimization, search engine marketing and local sales leads, general contractor leads, franchise and homeowner association websites, shopping cart software, eCommerce web site design and call center services. For more information on the company, please visit http://www.web.com/.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the company, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP. Web.com’s management uses these non-GAAP measures as important indicators of the Company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

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Relative to each of the non-GAAP measures Web.com presents above, management further sets forth its rationale as follows:

•	Non-GAAP Revenue. Web.com adds back non-GAAP revenue associated with the fair value adjustment to deferred revenue related to Web.com’s acquisitions of Register.com LLP and Net Sol Parent LLC (formerly known as GA-Net Sol Parent LLC) (“Network Solutions”). We believe that including such non-GAAP revenue enables investors to better understand the impact of the acquisitions on the baseline revenue of Web.com and provides useful information to investors on revenue trends impacting the business in the post-acquisition periods.

•	Non-GAAP Operating Income. Web.com excludes from non-GAAP operating income amortization of intangibles, restructuring charges, corporate development expenses, stock-based compensation charges, and gains or losses from asset sales and adds back the fair value adjustment to deferred revenue and deferred expense related to Web.com’s acquisitions of Register.com and Network Solutions. Management believes that excluding these items is useful to investors in evaluating period-over-period changes in Web.com’s operating income without the impact of items that are not a result of the Company’s day-to-day business and operations.

•	Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. Web.com excludes from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax expense, restructuring charges, corporate development expenses, amortization of deferred financing fees, stock-based compensation, gains or losses from asset sales and includes cash income tax expense and adds back the fair value adjustment to deferred revenue and deferred expense related to Web.com’s acquisitions of Register.com and Network Solutions. Management believes that excluding such measures is useful to investors in understanding the Company’s operating activities.

•	Adjusted EBITDA. Web.com excludes from Adjusted EBITDA depreciation expense, amortization of intangibles, income tax, interest expense, interest income, stock-based compensation, gains or losses from asset sales, corporate development expenses, and restructuring charges, because management believes that excluding such items helps investors better understand the Company's operating activities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•	Stock-based compensation. These expenses consist of expenses for employee stock options and employee stock purchases under ASC 718-10. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by Web.com and are not reflective of ongoing operating results. In addition, management does not use such expense to assess the core profitability of the Company’s business operations. Web.com further believes it is useful to investors to understand the impact of stock-based compensation expense to its results of operations and it allows investors greater transparency to certain line items in our financial statements.

•	Amortization of intangibles. Web.com incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. Web.com expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for Web.com, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance. In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to Web.com’s historical operating results and comparisons to the Company’s competitors’ operating results.

•	Depreciation expense. Web.com incurs depreciation expense associated with its fixed assets. Although the fixed assets generate revenue for Web.com, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. In addition, excluding this item from certain non-GAAP measures facilitates management’s internal comparisons to Web.com’s historical operating results and comparisons to the Company’s competitors’ operating results.

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•	Amortization of deferred financing fees. Web.com incurs amortization expense related to deferred financing fees. This item is excluded because Web.com believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance. In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to Web.com’s historical operating results and comparisons to the Company’s competitors’ operating results.

•	Restructuring charges. Web.com has recorded restructuring charges. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

•	Income tax expense. Due to the magnitude of Web.com’s historical net operating losses and related deferred tax asset, the Company excludes income tax expense from its non-GAAP measures primarily because they are not indicative of the cash tax paid by the Company and therefore are not reflective of ongoing operating results. Further, excluding this non-cash item from non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results. Web.com also excludes income tax expense altogether from certain non-GAAP financial measures because the Company believes that the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance and facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•	Fair value adjustment to deferred revenue. Web.com has recorded a fair value adjustment to acquired deferred revenue of Network Solutions and Register.com in accordance with ASC 805-10-65. Web.com utilized the cost build-up approach to arrive at the fair value of the acquired deferred revenue of Network Solutions and Register.com. This required the Company to estimate the costs that are expected to be incurred to fulfill the ongoing customer obligation and includes a normal profit margin. This resulted in a 51% write down of the historical cost basis of deferred revenue that was previously recorded by Network Solutions and Register.com. After the acquisition, Web.com recognizes this deferred revenue into revenue over the remaining service period, while the related costs to service the customers are recorded in full, resulting in margins that are not indicative of the post-acquisition operations. When measuring the performance of our business, we add back non-GAAP revenue associated with the deferred revenue that would have been recognized during the relevant accounting period but was excluded as a result of these purchase accounting adjustments since Web.com believes this provides information about the impact on operations of the acquired businesses in a manner consistent with the revenue recognition for our pre-existing services. Web.com believes the inclusion of non-GAAP revenue enables investors to better understand the impact of the acquisitions on the baseline revenue of Web.com and provides useful information to investors on revenue trends impacting the business in the post-acquisition periods since the majority of Web.com’s revenue is recurring subscription revenue.

•	Fair value adjustment to deferred expense. Web.com has recorded a fair value adjustment to acquired deferred expense in accordance with ASC 805-10-65. The deferred expense fair value adjustment relates to our 2010 acquisition of Register.com and our 2011 acquisition of Network Solutions. The purchase accounting guidance required Web.com to reflect the acquisition-date market value of this deferred expense which resulted in a 6% mark-up of the historical cost basis previously recorded by Network Solutions and Register.com. On a GAAP basis in post-acquisition periods, Web.com recognizes the full amount of this deferred expense. When measuring the performance of our business, we add back this adjustment associated with this purchase accounting adjustment since Web.com believes this provides information about the impact on operations of the acquired businesses in a manner consistent with the expense recognition for our pre-existing services

•	Corporate development expenses. Web.com incurred expenses relating to the acquisition and successful integration of acquisitions. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

•	Gains or losses from asset sales. Web.com excludes the impact of asset sales from its non-GAAP measures because the non-cash impact of this item is not considered part of our ongoing operations.

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Forward-Looking Statements

This press release includes certain "forward-looking statements" including, without limitation, statements regarding expected growth in ARPU, the success of our strategy, expected subscriber growth, customer attrition and expected strong cash flow and continued use of it to reduce Web.com’s debt balance, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words such as “believe,” “will,” “expect,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com’s current beliefs or expectations.  Other risk factors are set forth under the caption, "Risk Factors," in Web.com’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:	Web.com
Susan Datz Edelman
Director, Investor Relations and Corporate Communications
904-680-6909
sedelman@web.com

ICR for Web.com
Brian Denyeau
646-277-1251
Brian.denyeau@icrinc.com

Source: Web.com

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Web.com Group, Inc.

Consolidated Statements of Operations

(in thousands except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenue:
Subscription	$95,956	$41,465	$184,806	$80,245
Professional services and other	2,991	776	5,654	1,477
Total revenue	98,947	42,241	190,460	81,722

Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription	37,939	17,287	75,100	34,616
Professional services and other	1,862	349	3,307	726
Total cost of revenue	39,801	17,636	78,407	35,342

Gross profit	59,146	24,605	112,053	46,380

Operating expenses:
Sales and marketing	29,038	10,669	55,882	21,110
Research and development	8,459	3,389	18,166	6,938
General and administrative	12,716	6,256	27,023	12,702
Restructuring charges	441	149	1,353	245
Depreciation and amortization	19,734	4,696	39,413	9,517
Total operating expenses	70,388	25,159	141,837	50,512
Loss from operations	(11,242)	(554)	(29,784)	(4,132)

Other (expense) income:
Interest expense, net	(17,180)	(1,529)	(34,955)	(3,113)
Gain on sale of equity method investment	5,156	-	5,156	-
Loss before income taxes from continuing operations	(23,266)	(2,083)	(59,583)	(7,245)
Income tax benefit (expense)	4,207	111	10,745	(462)
Net loss from continuing operations	(19,059)	(1,972)	(48,838)	(7,707)

Discontinued operations:
Gain from discontinued operations, net of tax	-	125	-	250
Income from discontinued operations, net of tax	-	125	-	250

Net loss	$(19,059)	$(1,847)	$(48,838)	$(7,457)

Basic earnings per share:
Loss from continuing operations attributable per common share	$(0.41)	$(0.07)	$(1.05)	$(0.28)
Income from discontinued operations attributable per common share	$-	$-	$-	$0.01
Net loss per common share	$(0.41)	$(0.07)	$(1.05)	$(0.27)

Diluted earnings per share:
Loss from continuing operations attributable per common share	$(0.41)	$(0.07)	$(1.05)	$(0.28)
Income from discontinued operations attributable per common share	$-	$-	$-	$0.01
Net loss per common share	$(0.41)	$(0.07)	$(1.05)	$(0.27)

Weighted-average number of shares used in per share amounts:
Basic	47,031	27,589	46,594	27,106
Diluted	47,031	27,589	46,594	27,106

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Web.com Group, Inc.

Consolidated Balance Sheets

(in thousands except per share data)

		December 31,
	June 30, 2012	2011
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$16,748	$13,364
Restricted investments	601	296
Accounts receivable, net of allowance $1,979 and $1,560, respectively	15,437	13,094
Prepaid expenses	9,539	5,184
Deferred expenses	58,854	57,302
Deferred taxes	17,280	18,563
Deferred financing fees and other current assets	7,326	4,716
Total current assets	125,785	112,519

Restricted investments	710	714
Property and equipment, net	28,646	25,696
Deferred expenses	66,959	68,136
Goodwill	631,487	631,362
Intangible assets, net	504,613	539,979
Other assets	14,746	21,074
Total assets	$1,372,946	$1,399,480

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,013	$4,931
Accrued expenses	14,394	15,953
Accrued compensation and benefits	12,289	15,956
Accrued restructuring costs	3,152	5,687
Deferred revenue	176,387	142,157
Current portion of debt	27,217	4,182
Other liabilities	2,857	2,496
Total current liabilities	241,309	191,362

Deferred revenue	160,822	132,814
Long-term debt	667,559	714,703
Deferred tax liabilites	72,092	84,832
Other long-term liabilities	3,225	4,013
Total liabilities	1,145,007	1,127,724

Stockholders' equity

Common stock, $0.001 par value per share; 150,000,000 shares authorized; 48,968,655 and 47,359,304 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	49	47
Additional paid-in capital	446,974	441,955
Accumulated deficit	(219,084)	(170,246)
Total stockholders' equity	227,939	271,756

Total liabilities and stockholders' equity	$1,372,946	$1,399,480

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Web.com Group, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$98,947	$42,241	$190,460	$81,722
Fair value adjustment to deferred revenue	22,783	3,953	50,606	9,572
Non-GAAP revenue	$121,730	$46,194	$241,066	$91,294

Reconciliation of GAAP net loss to non-GAAP net income
GAAP net loss	$(19,059)	$(1,847)	$(48,838)	$(7,457)
Amortization of intangibles	17,673	3,837	35,365	7,774
Loss (gain) on sale of assets	-	-	402	(2)
Stock based compensation	3,059	1,693	5,738	3,226
Income tax (benefit) expense	(4,207)	(111)	(10,745)	462
Restructuring charges	441	149	1,353	245
Corporate development	311	-	645	13
Amortization of deferred financing fees	2,975	318	6,298	626
Cash income tax (expense) benefit	(413)	26	(698)	(148)
Fair value adjustment to deferred revenue	22,783	3,953	50,606	9,572
Fair value adjustment to deferred expenses	652	65	1,328	157
Gain on sale of equity method investment	(5,156)	-	(5,156)	-
Non-GAAP net income	$19,059	$8,083	$36,298	$14,468

Reconciliation of GAAP basic net loss per share to non-GAAP basic net income per share
Basic GAAP net loss per share	$(0.41)	$(0.07)	$(1.05)	$(0.27)
Amortization of intangibles	0.39	0.14	0.76	0.28
Gain on sale of assets	-	-	0.01	-
Stock based compensation	0.07	0.06	0.12	0.12
Income tax (benefit) expense	(0.09)	-	(0.23)	0.02
Restructuring charges	0.01	0.01	0.03	0.01
Corporate development	0.01	-	0.01	-
Amortization of deferred financing fees	0.06	0.01	0.14	0.02
Cash income tax expense	(0.01)	-	(0.01)	(0.01)
Fair value adjustment to deferred revenue	0.48	0.14	1.08	0.35
Fair value adjustment to deferred expense	0.01	-	0.03	0.01
Gain on sale of equity method investment	(0.11)	-	(0.11)	-
Basic Non-GAAP net income per share	$0.41	$0.29	$0.78	$0.53

Reconciliation of GAAP diluted net loss per share to non-GAAP net income per share
Fully diluted shares:
Common stock	47,031	27,589	46,594	27,106
Diluted stock options	2,054	2,451	2,179	2,532
Diluted restricted stock	1,095	1,018	1,122	1,037
Total	50,180	31,058	49,895	30,675

Diluted GAAP net loss per share	$(0.41)	$(0.07)	$(1.05)	$(0.27)
Diluted equity	0.03	0.01	0.07	0.03
Amortization of intangibles	0.36	0.12	0.71	0.24
Gain on sale of assets	-	-	0.01	-
Stock based compensation	0.06	0.05	0.12	0.11
Income tax (benefit) expense	(0.08)	-	(0.22)	0.02
Restructuring charges	0.01	-	0.03	0.01
Corporate development	0.01	-	0.01	-
Amortization of deferred financing fees	0.06	0.01	0.13	0.02
Cash income tax expense	(0.01)	-	(0.01)	(0.01)
Fair value adjustment to deferred revenue	0.44	0.14	1.00	0.31
Fair value adjustment to deferred expense	0.01	-	0.03	0.01
Gain on sale of equity method investment	(0.10)	-	(0.10)	-
Diluted Non-GAAP net income per share	$0.38	$0.26	$0.73	$0.47

Reconciliation of GAAP operating loss to non-GAAP operating income

GAAP operating loss	$(11,242)	$(554)	$(29,784)	$(4,132)
Amortization of intangibles	17,673	3,837	35,365	7,774
Loss (gain) on sale of assets	-	-	402	(2)
Stock based compensation	3,059	1,693	5,738	3,226
Restructuring charges	441	149	1,353	245
Corporate development	311	-	645	13
Fair value adjustment to deferred revenue	22,783	3,953	50,606	9,572
Fair value adjustment to deferred expense	652	65	1,328	157
Non-GAAP operating income	$33,677	$9,143	$65,653	$16,853

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	-11%	-1%	-16%	-5%
Amortization of intangibles	14%	8%	15%	9%
Restructuring charges	0%	0%	1%	0%
Corporate development	0%	0%	0%	0%
Fair value adjustment to deferred revenue	21%	9%	26%	10%
Fair value adjustment to deferred expense	1%	0%	0%	0%
Stock based compensation	3%	4%	1%	4%
Non-GAAP operating margin	28%	20%	27%	18%

Reconciliation of GAAP operating loss to adjusted EBITDA
GAAP operating loss	$(11,242)	$(554)	$(29,784)	$(4,132)
Depreciation and amortization	19,734	4,696	39,413	9,517
Loss (gain) on sale of assets	-	-	402	(2)
Stock based compensation	3,059	1,693	5,738	3,226
Restructuring charges	441	149	1,353	245
Corporate development	311	-	645	13
Fair value adjustment to deferred revenue	22,783	3,953	50,606	9,572
Fair value adjustment to deferred expense	652	65	1,328	157
Adjusted EBITDA	$35,738	$10,002	$69,701	$18,596

Reconciliation of GAAP operating margin to adjusted EBITDA margin
GAAP operating margin	-11%	-1%	-16%	-5%
Depreciation and amortization	16%	10%	16%	10%
Stock based compensation	2%	4%	2%	4%
Restructuring charges	0%	0%	1%	0%
Corporate development	0%	0%	0%	0%
Fair value adjustment to deferred revenue	22%	9%	25%	11%
Fair value adjustment to deferred expense	0%	0%	1%	0%
Adjusted EBITDA margin	29%	22%	29%	20%

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Stock based compensation
Subscription (cost of revenue)	$338	$209	$643	$397
Sales and marketing	745	280	1,361	563
Research and development	507	226	988	436
General and administration	1,469	978	2,746	1,830
Total	$3,059	$1,693	$5,738	$3,226

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Web.com Group, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Cash flows from operating activities

Net loss	$(19,059)	$(1,847)	$(48,838)	$(7,457)

Adjustments to reconcile net loss to net cash provided by operating activities:

Gain on sale of equity method investment	(5,156)	-	(5,156)	-
Gain on sale of discontinued operations, net of tax	-	(125)	-	(250)
Depreciation and amortization	19,734	4,696	39,413	9,517
Stock-based compensation expense	3,059	1,693	5,738	3,226
Deferred income tax (benefit) expense	(4,633)	(88)	(11,457)	314
Amortization of debt issuance costs and other	2,975	318	6,700	624
Changes in operating assets and liabilities:
Accounts receivable, net	(186)	2,203	(2,342)	801
Prepaid expenses and other assets	(1,446)	(268)	(4,740)	(1,077)
Deferred expenses	663	1,353	(376)	422
Accounts payable	(3,792)	(1,426)	(834)	(783)
Accrued expenses and other liabilities	(1,386)	(915)	(2,358)	(1,439)
Accrued compensation and benefits	4,351	(1,199)	(3,785)	(3,206)
Accrued restructuring	(1,330)	(717)	(2,954)	(1,743)
Deferred revenue	22,631	1,591	62,237	7,845
Net cash provided by operating activities	16,425	5,269	31,248	6,794

Cash flows from investing activities

Proceeds from sale of discontinued operations	-	125	-	250
Proceeds from sale of equity method investment	7,197	-	7,197	-
Purchase of property and equipment	(4,638)	(690)	(7,317)	(2,683)
Other	-	212	-	212
Net cash provided by (used in) investing activities	2,559	(353)	(120)	(2,221)

Cash flows from financing activities

Stock issuance costs	86	(4)	-	(7)
Common stock repurchased	-	-	(3,199)	(448)
Payment of debt obligations	(16,500)	(8,242)	(28,000)	(12,770)
Proceeds from exercise of stock options and other	1,853	1,486	3,455	8,317
Net cash used in financing activities	(14,561)	(6,760)	(27,744)	(4,908)

Net increase (decrease) in cash and cash equivalents	4,423	(1,844)	3,384	(335)
Cash and cash equivalents, beginning of period	12,325	17,816	13,364	16,307
Cash and cash equivalents, end of period	$16,748	$15,972	$16,748	$15,972

Supplemental cash flow information:
Interest paid	$14,240	$1,240	$28,995	$2,530
Income tax paid	$44	$278	$101	$775

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